ENDORSEMENT

The contract is changed by adding a new provision as follows:

SUCCESSOR OWNER STEP UP IN ACCOUNT VALUE
If a Participant's spouse becomes the Successor Owner of the Participant's participation interest under the Contract, the Account Value of the Participant's participation interest will be increased, as of the date that would have been the Death Benefit Valuation Date, to equal the amount of the Death Benefit which would have been payable if the Participant's spouse had not become the Successor Owner of the Participant's participation interest. If the Death Benefit which would have been payable is equal to the Account Value as of the date that would have been the Death Benefit Valuation Date, there will be no change in the Account Value of the Certificate.

For purposes of determining the date that would have been the Death Benefit Valuation Date, the election to become Successor Owner will be deemed to be instructions as to the form of death benefit. Therefore, the date that would have been the Death Benefit Valuation Date will be the later of the date we receive Due Proof of Death of the Participant, or the date we receive a Successor Owner election, but never later than one year after the date of death of the Participant.

If the Participant's spouse becomes the Successor Owner of the Participant's participation interest, any Contingent Deferred Sales Charge which would otherwise apply on surrender will be waived, except that if any additional Purchase Payments are paid by the Successor Owner, Contingent Deferred Sales Charges will apply as described in this Contract.

If the Account Value of a Certificate is stepped-up under this provision, the Company will deposit the amount of the increase into the Fixed Accumulation Account Option. The Successor Owner may make one transfer of all or part of the amount deposited from the Fixed Accumulation Account to any other Fixed Account option(s) and/or Sub-Account(s), without such transfer being treated as a transfer for any other purpose under this Contract.




This is part of the contract. It is not a separate contract. It changes the policy only as and to the extent stated. In all cases of conflict with the other terms of the contract, the provisions of this Endorsement shall control.

Signed for us at our office as of the date of issue.

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                                   EXHIBIT INDEX

      (1) Resolution of the Board of Directors of Annuity Investors Life Insurance Company(REGISTERED) authorizing establishment of Annuity Investors(REGISTERED) Variable Account B.1/

      (2)  Not Applicable.

      (3)  (a)  Distribution   Agreement   between   Annuity   Investors   Life
                Insurance Company (REGISTERED) and AAG Securities, Inc.2/

           (b)  Form  of  Selling  Agreement  between  Annuity  Investors  Life
                Insurance   Company(REGISTERED),   AAG  Securities,   Inc.  and
                another Broker-Dealer.1/


           (c) Revised form of Selling Agreement between Annuity Investors Life Insurance Company(REGISTERED, AAG Securities, Inc. and another Broker-Dealer (filed herewith).


      (4)  Individual and Group Contract Forms and Endorsements.

           (a)  Form  of  Qualified   Individual   Flexible   Premium  Deferred
                Variable Annuity Contract.2/

           (b) Form of Non-Qualified Individual Flexible Deferred Variable Annuity Contract.2/

           (c)  Form of Loan Endorsement to Individual Contract.2/

           (d)  Form  of  Tax  Sheltered  Annuity   Endorsement  to  Individual
                Contract.2/

           (e) Form of Qualified Pension, Profit Sharing and Annuity Plan Endorsement to Individual Contract.2/

           (f)  Form of Employer Plan Endorsement to Individual Contract.2/

           (g)  Form  of   Individual   Retirement   Annuity   Endorsement   to
                Individual Contract.2/

           (h) Form of Texas Optional Retirement Program Endorsement to Individual Contract.2/

           (i)  Form of Long-Term Care Waiver Rider to Individual Contract.2/

           (j)  Form of Simple IRA Endorsement to Individual Contract.2/

           (k) Form of Group Flexible Premium Deferred Variable Annuity Contract.2/

           (l)  Form of  Certificate  of  Participation  under a Group Flexible
                Premium

                Deferred Variable Annuity Contract.2/

           (m)  Form of Loan Endorsement to Group Contract.2/

           (n) Form of Loan Endorsement to Certificate of Participation under a Group Contract. 2/

           (o)  Form of Tax Sheltered Annuity Endorsement to Group Contract.2/

           (p) Form of Tax Sheltered Annuity Endorsement to Certificate of Participation under a Group Contract.2/

           (q)  Form of Qualified Pension, Profit Sharing and
                Annuity Plan Endorsement to Group Contract.2/

           (r) Form of Qualified Pension, Profit Sharing and Annuity Plan Endorsement to Certificate of Participation under a Group Contract.2/

           (s)  Form of Employer Plan Endorsement to Group Contract.2/

           (t)  Form  of  Employer   Plan   Endorsement   to   Certificate   of
                Participation under a Group Contract.2/

           (u)  Form of Deferred Compensation Endorsement to
                Group Contract.2/

           (v) Form of Deferred Compensation Endorsement to Certificate of Participation under a Group Contract.2/

           (w) Form of Texas Optional Retirement Program Endorsement to Group Contract.2/

           (x) Form of Texas Optional Retirement Program Endorsement to Certificate of Participation under a Group Contract.2/

           (y)  Form of Long-Term Care Waiver Rider to Group Contract.2/

           (z)  Form  of  Long-Term   Care  Waiver  Rider  to   Certificate  of
                Participation
                under a Group Contract.2/

           (aa) Revised form of Individual Retirement Annuity Endorsement to Individual Qualified Contract. 3/

           (bb) Revised form of SIMPLE IRA Endorsement to Qualified Individual Contract. 3/

           (cc) Form of Roth IRA Endorsement to Qualified Individual Contract.
                3/

           (dd) Revised form of Employer Plan Endorsement to Group Contract. 3/

           (ee) Revised form of Employer Plan Endorsement to Certificate of Participation under a Group Contract. 3/

           (ff) Revised  form  of  Employer  Plan   Endorsement   to  Qualified
                Individual Contract. 3/

           (gg) Revised form of Tax Sheltered Annuity Endorsement to Group Contract.3/

           (hh) Revised  form  of  Tax   Sheltered   Annuity   Endorsement   to
                Certificate of Participation under a Group Contract. 3/

           (ii) Revised form of Tax Sheltered Annuity Endorsement to Qualified Individual Contract. 3/

           (jj) Revised form of Qualified Pension, Profit Sharing and Annuity Plan Endorsement to Group Contract. 3/

           (kk) Revised form of Qualified Pension, Profit Sharing and Annuity Plan Endorsement to Certificate of Participation under a Group Contract. 3/

           (ll) Revised form of Qualified Pension, Profit Sharing and Annuity Plan Endorsement to Qualified Individual Contract. 3/

           (mm) Form of Governmental Section 457 Plan Endorsement to Group Contract. 3/

           (nn) Form  of   Governmental   Section  457  Plan   Endorsement   to
                Certificate of Participation under a Group Contract. 3/

           (oo) Form of Governmental Section 457 Plan Endorsement to Qualified Individual Contract. 3/

           (pp) Form of Successor Owner Endorsement to Group Contract (filed herewith).

           (qq) Form  of  Successor   Owner   Endorsement   to  Certificate  of
                Participation under a Group Contract (filed herewith).

           (rr) Form of Successor  Owner  Endorsement  to Qualified  Individual
                Contract   and   Non-Qualified   Individual   Contract   (filed
                herewith).

      (5) (a) Form of Application for Individual Flexible Premium Deferred Annuity Contract and Certificate of Participation under a Group Contract.2/

           (b)  Form  of  Application  for  Group  Flexible   Premium  Deferred
                Annuity Contract.2/

           (c) Revised form of Application for Individual Flexible Premium Deferred Annuity Contract and Certificate of Participation under a Group Contract. 4/

           (d)  Revised  form  of  Application   for  Group  Flexible   Premium
                Deferred Annuity Contract. 4/


      (6) (a) Articles of Incorporation of Annuity Investors Life Insurance Company(REGISTERED).1/

                (i) Amendment to Articles of Incorporation, adopted April 9, 1996, and approved by the Secretary of State, State of Ohio, on July 11, 1996.2/

                (ii) Amendment to Articles of Incorporation, adopted August 9, 1996, and approved by the Secretary of State, State of Ohio, on December 3, 1996.2/

           (b)  Code  of  Regulations  of  Annuity   Investors  Life  Insurance
                Company.(REGISTERED)1/

      (7)       Not Applicable.

      (8)  (a)  Participation   Agreement   between   Annuity   Investors  Life
                Insurance  Company(REGISTERED)  and Dreyfus Variable Investment
                Fund.2/

                (i)  Letter Agreement dated April 14, 1997 between
                     Annuity Investors Life Insurance Company (REGISTERED) and Dreyfus Variable Investment Fund.2/

           (b)  Participation   Agreement   between   Annuity   Investors  Life
                Insurance Company(REGISTERED) and Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund).2/

                (i)  Letter Agreement dated April 14, 1997 between
                     Annuity Investors Life Insurance Company(REGISTERED) and Dreyfus
                     Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund).2/

           (c)  Participation   Agreement   between   Annuity   Investors  Life
                Insurance   Company(REGISTERED)   and  The   Dreyfus   Socially
                Responsible Growth Fund, Inc.2/

                (i)  Letter Agreement dated April 14, 1997 between
                     Annuity Investors Life Insurance Company(REGISTERED) and The Dreyfus Socially Responsible Growth Fund, Inc.2/

           (d)  Participation   Agreement   between   Annuity   Investors  Life
                Insurance Company(REGISTERED) and Janus Aspen Series.2/

           (e)  Participation   Agreement   between   Annuity   Investors  Life
                Insurance Company(REGISTERED) and Strong Variable Insurance Funds, Inc. and Strong Special Fund II, Inc.2/

           (f)  Participation   Agreement   between   Annuity   Investors  Life
                Insurance Company(REGISTERED) and INVESCO Variable Investment Funds, Inc.2/

           (g)  Participation   Agreement   between   Annuity   Investors  Life
                Insurance Company(REGISTERED) and Morgan Stanley Universal Funds, Inc.2/

           (h)  Participation   Agreement   between   Annuity   Investors  Life
                Insurance Company(REGISTERED) and PBHG Insurance Series Fund, Inc.2/

           (i) Service Agreement between Annuity Investors Life Insurance Company(REGISTERED) and American Annuity GroupSM, Inc.1/

           (j) Agreement between AAG Securities, Inc. and AAG Insurance Agency, Inc.1/

           (k)  Investment  Service  Agreement  between Annuity  Investors Life
                Insurance     Company(REGISTERED)   and    American    Annuity
                Group(SERVICEMARK), Inc. 1/

           (l) Service Agreement between Annuity Investors Life Insurance Company(REGISTERED) and Strong Capital Management, Inc.2/

           (m) Service Agreement between Annuity Investors Life Insurance Company(REGISTERED) and Pilgrim Baxter & Associates, Ltd.2/

           (n) Service Agreement between Annuity Investors Life Insurance Company(REGISTERED) and Morgan Stanley Asset Management,Inc. 2/

           (o) Amended and Restated Agreement between The Dreyfus Corporation and Annuity Investors Life Insurance Company(REGISTERED).2/

           (p)  Service Agreement between Annuity Investors Life
                Insurance Company(REGISTERED) and Janus Capital Corporation.2/


           (q)  Service   Agreement  between  INVESCO  Funds  Group,  Inc.  and
                Annuity Investors Life Insurance Company.4/

           (r) Participation Agreement between The Timothy Plan Variable Series, Timothy Partners, Ltd. and Annuity Investors Life Insurance Company4/

           (s) Service Agreement between The Timothy Plan Variable Series and Annuity Investors Life Insurance Company. 4/


      (9)  Opinion and Consent of Counsel1/.


      (10) Consent of Independent Auditors. 4/


      (11) No financial statements are omitted from Item 23.

      (12) Not Applicable.


      (13) Schedule for Computation of Performance Quotations. 4/

      (14) Financial Data Schedule. 4/

      (15) Powers of Attorney. 5/